UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Warren Corporate Center Drive
Warren, NJ	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Royalty Purchase Agreement and First Put Option Exercise Agreement

On June 17, 2024, PTC Therapeutics, Inc. (the “Company”), Royalty Pharma Investments 2019 ICAV (“RPI”), and, for the limited purposes set forth in the Purchase Agreement (as defined below), Royalty Pharma plc, entered into an Amendment No. 1 to Amended and Restated Royalty Purchase Agreement and First Put Option Exercise Agreement (the “Amendment”), which amends that certain Amended and Restated Royalty Purchase Agreement dated as of October 18, 2023 (the “Purchase Agreement”).

Under the Purchase Agreement, the Company sold to RPI a certain portion of the Company’s right to receive sales-based royalty payments on worldwide net sales of Roche’s Evrysdi® (risdiplam) product and any other product developed pursuant to the License and Collaboration Agreement, dated as of November 23, 2011, by and among the Company, F. Hoffman-La Roche Ltd., Hoffman-La Roche Inc. (together with F. Hoffman-La Roche Ltd, “Roche”), and, for the limited purposes set forth therein, the Spinal Muscular Atrophy Foundation (such payments, the “Royalty”). The Purchase Agreement provided, among other things, the Company with five $100.0 million put options pursuant to which the Company could sell to RPI, after the closing of the Purchase Agreement and before December 31, 2025, its retained portion of the Royalty in exchange for total cash consideration of up to $500.0 million, less royalties received through the applicable put closing date in respect of the put portion of the Royalty for net sales occurring on or after October 1, 2023.

The Amendment modifies the size and number of put options available to be exercised by the Company under the Purchase Agreement, without changing the total cash consideration payable to the Company or the total amount of the Royalty to be sold to RPI in connection with the exercise of all the put options. The Amendment also removes from the Purchase Agreement the call options previously held by RPI to purchase up to 9.5112% of the Royalty. The Amendment provides that the Company has the option to sell its retained portions of the Royalty to RPI in up to four tranches for the following payments: (1) $250.0 million for the first tranche in exchange for 9.5112% of the Royalty, which increases to 16.6667% after the 2020 Assigned Royalty Cap (as defined in the Purchase Agreement) has been met, (2) $100.0 million for the second tranche in exchange for 3.8045% of the Royalty, which increases to 6.6667% after the 2020 Assigned Royalty Cap has been met, (3) $100.0 million for the third tranche in exchange for 3.8045% of the Royalty, which increases to 6.6667% after the 2020 Assigned Royalty Cap has been met, and (4) $50.0 million for the fourth tranche in exchange for 1.9021% of the Royalty, which increases to 3.3332% after the 2020 Assigned Royalty Cap has been met, in each case less royalties received through the applicable put closing date in respect of the put portion of the Royalty for net sales occurring on or after October 1, 2023. In connection with the closing of the Amendment, the Company exercised its put option to sell the first tranche to RPI, resulting in the Company receiving $250.0 million in cash consideration, less royalties received through June 17, 2024 in respect of the put portion of the Royalty for net sales occurring on or after October 1, 2023, in exchange for 9.5112% of the Royalty with respect to net sales arising after April 1, 2024, which increases to 16.6667% of the Royalty after the 2020 Assigned Royalty Cap has been met. As of the closing of the first tranche, the Company retains 9.5111% of the Royalty, which increases to 16.6666% after the 2020 Assigned Royalty Cap has been met.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

Amendment and Restatement of Hopewell Lease

In connection with the disposition of certain assets related to early-stage gene therapy programs, on June 17, 2024, the Company and Hopewell Campus Owner, LLC, as successor-in-interest to Bristol-Myers Squibb Company (the “Landlord”), entered into an amendment and restatement of the lease of office, production and laboratory space at a facility located in Hopewell Township, New Jersey filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Lease”). The amendments to the Lease significantly reduce the space and corresponding rent subject to the Lease.

As a result of the amendments to the Lease, the Company no longer considers the Lease to be material.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 18, 2024 (the “Annual Meeting”). The results for the votes regarding each proposal at the Annual Meeting are set forth below. As of the record date of the Annual Meeting, April 22, 2024, there were 76,696,655 shares of the Company’s common stock outstanding. Each share of common stock entitled its holder to one vote per share.

The stockholders of the Company elected four Class II directors, each to hold office until the Company’s 2027 annual meeting of stockholders or until his or her successor has been duly elected and qualified, as follows:

Director	For	Withheld	Broker Non-Votes
Emma Reeve	63,383,975	2,829,938	4,104,129
Michael Schmertzler	64,029,610	2,184,303	4,104,129
Mary Smith	64,717,219	1,496,694	4,104,129
Glenn D. Steele, Jr., M.D., Ph.D.	64,598,479	1,615,434	4,104,129

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified by the Company’s stockholders with 70,118,603 votes “For,” 181,310 votes “Against,” and 18,129 votes “Abstained.”

The non-binding advisory proposal on named executive officer compensation was approved by the Company’s stockholders with 64,786,256 votes “For,” 1,278,678 votes “Against,” 148,979 votes “Abstained,” and 4,104,129 broker non-votes.

Item 7.01. Regulation FD Disclosure.

The Company will host a conference call on June 20, 2024 at 8:00 a.m. Eastern time. During this conference call, the Company expects to discuss interim data from its Phase 2 study of PTC518 for the treatment of Huntington’s disease. Directions on how to access the conference call and a summary of the interim data are included in the press release furnished as Exhibit 99.1 hereto. A copy of the slide deck that will be presented during the conference call is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K (this “Report”), including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. All website addresses given in this Report or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 20, 2024 issued by PTC Therapeutics, Inc.
99.2	Corporate Presentation — PIVOT-HD Interim Results
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: June 20, 2024	By:	/s/ Pierre Gravier
	Name:	Pierre Gravier
	Title:	Chief Financial Officer